POWER OF ATTORNEY

Know all by these present, that the undersigned does hereby constitute and appoint Amanda Coussens, Adam Finerman, Amy Shepherd and Samuel Toth, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents to do any and all things, and execute any or all instruments which, after the advice of counsel, said attorneys and agents may deem necessary and advisable to enable the undersigned to comply with the Securities Exchange Act of 1934, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (“SEC”), including specifically, but without limitation thereof, power of attorney to sign the undersigned’s name to a Form ID to be filed with the SEC, or to a Form 144, Form 3, Form 4 or Form 5, and any amendments thereto, to be filed with the SEC in respect of the shares of capital stock of P10, Inc.; and the undersigned does hereby ratify and confirm all that any of said attorneys and agents shall do or cause to be done by virtue hereof. The undersigned may revoke the authority granted herein upon delivering a signed written notice to the foregoing attorneys-in-fact.

Executed on this 27th day of November, 2023.

By: /s/ David M. McCoy

Name: David M. McCoy